Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
2/11/2026	Investors: Dexter Congbalay, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

•Global comparable sales in the fourth quarter increased 5.7%, with positive global comparable guest counts and strong comparable sales growth across all segments

•Global Systemwide sales* for the full year increased 7% (5% in constant currencies) to over $139 billion, or growth of $9 billion ($7 billion in constant currencies)

•Across 70 loyalty markets, Systemwide sales to loyalty members for the full year increased 20% to nearly $37 billion, with 90-day active loyalty users up 19% to nearly 210 million as of year-end

CHICAGO, IL - McDonald's Corporation today announced results for the fourth quarter and year ended December 31, 2025.

“McDonald's value leadership is working,” said Chairman and CEO Chris Kempczinski. “By listening to customers and taking action, we have improved traffic and strengthened our value & affordability scores. That focus helped increase global systemwide sales by 8% and delivered strong comp sales growth across all segments this quarter. The momentum we’ve built reinforces the progress we've made with our strategy and has earned us the right to look forward together as a system.”

Fourth quarter financial performance:
•Global comparable sales increased 5.7%:
•U.S. increased 6.8%
•International Operated Markets increased 5.2%
•International Developmental Licensed Markets increased 4.5%
•Consolidated revenues increased 10% (6% in constant currencies).
•Systemwide sales increased 11% (8% in constant currencies).
•Consolidated operating income increased 10% (6% in constant currencies). Results included pre-tax charges of $80 million primarily related to restructuring charges associated with Accelerating the Organization. Excluding these current year charges, as well as prior year pre-tax net charges of $3 million, consolidated operating income increased 13% (9% in constant currencies).**
•Diluted earnings per share was $3.03, an increase of 8% (5% in constant currencies). Excluding the current year charges described above of $0.09 per share, diluted earnings per share was $3.12, an increase of 10% (7% in constant currencies) when also excluding prior year charges.**
•The Company declared a 5% increase in its quarterly cash dividend to $1.86 per share.

Full year financial performance:
•Global comparable sales increased 3.1%:
•U.S. increased 2.1%
•International Operated Markets increased 3.2%
•International Developmental Licensed Markets increased 4.6%
•Consolidated revenues increased 4% (2% in constant currencies).

•Systemwide sales increased 7% (5% in constant currencies).
•Consolidated operating income increased 6% (4% in constant currencies). Results included net pre-tax charges of $229 million primarily related to restructuring charges associated with Accelerating the Organization. Excluding these current year charges, as well as prior year net pre-tax charges of $291 million, consolidated operating income increased 5% (3% in constant currencies).**
•Diluted earnings per share was $11.95, an increase of 5% (4% in constant currencies). Excluding the current year charges described above of $0.25 per share, diluted earnings per share was $12.20, an increase of 4% (3% in constant currencies) when also excluding prior year charges.**

*Refer to page 5 for a definition of Systemwide sales.
**Refer to pages 3 and 4 for additional details on our results for the fourth quarter and full year 2025 and 2024.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended December 31,
	2025	2024
U.S.	6.8%	(1.4)%
International Operated Markets	5.2	0.1
International Developmental Licensed Markets	4.5	4.1
Total Company	5.7%	0.4%

•U.S.: Comparable sales were driven by positive check and guest count growth primarily from successful marketing promotions.

•International Operated Markets: Nearly all markets reflected positive comparable sales, led by the U.K., Germany and Australia.

•International Developmental Licensed Markets: Positive comparable sales were led by Japan, with all geographic regions reflecting positive comparable sales.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended December 31,				Years Ended December 31,
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$7,009	$6,388	10%	6%	$26,885	$25,920	4%	2%
Operating income	3,156	2,868	10	6	12,393	11,712	6	4
Net income	2,164	2,017	7	4	8,563	8,223	4	3
Earnings per share-diluted	$3.03	$2.80	8%	5%	$11.95	$11.39	5%	4%

Results for 2025 included the following:
•Net pre-tax charges of $80 million, or $0.09 per share, for the quarter and $229 million, or $0.25 per share, for the year, primarily related to restructuring charges associated with the Company's internal effort to modernize ways of working (Accelerating the Organization)
Results for 2024 included the following:
•Pre-tax charges of $74 million, or $0.10 per share, for the quarter and $221 million, or $0.25 per share, for the year, primarily related to restructuring charges associated with Accelerating the Organization
•Net pre-tax gains of $71 million, or $0.07 per share, for the quarter and net pre-tax charges of $70 million, or $0.08 per share, for the year, which primarily consisted of property sale gains, transaction costs and non-cash impairment charges associated with the sale of McDonald's business in South Korea and transaction costs associated with the acquisition of McDonald's business in Israel
Excluding the above items, operating income growth for both periods was primarily driven by higher sales-driven Franchised margins.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended December 31,
	Net Income				Earnings per share - diluted
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,164	$2,017	7%	4%	$3.03	$2.80	8%	5%
(Gains)/Charges, net of tax	64	18			0.09	0.03
Non-GAAP	$2,228	$2,035	9%	6%	$3.12	$2.83	10%	7%

	Years Ended December 31,
	Net Income				Earnings per share - diluted
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$8,563	$8,223	4%	3%	$11.95	$11.39	5%	4%
(Gains)/Charges, net of tax	178	236			0.25	0.33
Non-GAAP	$8,741	$8,459	3%	2%	$12.20	$11.72	4%	3%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether owned and operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether owned and operated by the Company or by franchisees. Systemwide sales to loyalty members are comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-owned and operated and franchised restaurants. Systemwide sales to loyalty members are measured across 70 markets with loyalty programs. Systemwide sales to loyalty members represents an aggregation of the prior four quarters of sales to loyalty members active in the last 90 days of the respective quarter. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-owned and operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and year ended December 31, 2025.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 3:30 p.m. (Central Time) on February 11, 2026. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 45,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on February 11, 2026. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended December 31,	2025	2024	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$4,311	$3,958	$352	9%
Sales by Company-owned and operated restaurants	2,536	2,310	226	10
Other revenues	162	120	42	35

TOTAL REVENUES	7,009	6,388	621	10

Operating costs and expenses
Franchised restaurants-occupancy expenses	678	635	44	7
Company-owned and operated restaurant expenses	2,159	1,977	183	9
Other restaurant expenses	140	98	41	42
Selling, general & administrative expenses
Depreciation and amortization	123	136	(13)	(9)
Other	749	664	85	13
Other operating (income) expense, net	4	10	(7)	(64)
Total operating costs and expenses	3,853	3,519	334	9

OPERATING INCOME	3,156	2,868	287	10

Interest expense	410	380	30	8
Nonoperating (income) expense, net	(12)	(49)	38	(76)

Income before provision for income taxes	2,757	2,537	220	9
Provision for income taxes	594	521	73	14

NET INCOME	$2,164	$2,017	$147	7%

EARNINGS PER SHARE-DILUTED	$3.03	$2.80	$0.23	8%

Weighted average shares outstanding-diluted	714.2	719.7	(5.5)	(1)%

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Years Ended December 31,	2025	2024	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$16,548	$15,715	$834	5%
Sales by Company-owned and operated restaurants	9,690	9,782	(92)	(1)
Other revenues	647	423	223	53

TOTAL REVENUES	26,885	25,920	965	4

Operating costs and expenses
Franchised restaurants-occupancy expenses	2,618	2,536	82	3
Company-owned and operated restaurant expenses	8,268	8,334	(66)	(1)
Other restaurant expenses	564	339	225	66
Selling, general & administrative expenses
Depreciation and amortization	457	447	10	2
Other	2,583	2,412	171	7
Other operating (income) expense, net	2	139	(137)	(98)
Total operating costs and expenses	14,492	14,208	285	2

OPERATING INCOME	12,393	11,712	680	6

Interest expense	1,582	1,506	76	5
Nonoperating (income) expense, net	(87)	(139)	52	(38)

Income before provision for income taxes	10,897	10,345	552	5
Provision for income taxes	2,334	2,121	213	10

NET INCOME	$8,563	$8,223	$340	4%

EARNINGS PER SHARE-DILUTED	$11.95	$11.39	$0.56	5%

Weighted average shares outstanding-diluted	716.4	721.9	(5.5)	(1)%

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions	December 31,	2025	2024
Current assets		—	—
Cash and equivalents		$774	$1,085
Accounts and notes receivable		2,466	2,383
Other current assets		924	1,130

TOTAL CURRENT ASSETS		4,163	4,599

TOTAL OTHER ASSETS		12,505	11,950

LEASE RIGHT-OF-USE ASSET, NET		14,606	13,339

NET PROPERTY AND EQUIPMENT		28,241	25,295

TOTAL ASSETS		$59,515	$55,182

TOTAL CURRENT LIABILITIES		$4,361	$3,861

Long-term debt		39,973	38,424
Long-term lease liability		14,147	12,888
Other long-term liabilities		1,788	1,893
Deferred income taxes		1,038	1,914

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)		(1,791)	(3,797)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$59,515	$55,182

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

In millions	Years ended December 31,	2025	2024
Operating activities
Net income		$8,563	$8,223
Changes in working capital items		106	(437)
Other		1,882	1,660

CASH PROVIDED BY OPERATIONS		10,551	9,447

Investing activities
Capital expenditures		(3,365)	(2,775)
Sales and purchases of restaurant and other businesses and property sales		122	(2,073)
Other		(579)	(498)

CASH USED FOR INVESTING ACTIVITIES		(3,822)	(5,346)

Financing activities
Net short-term borrowings and long-term financing issuances and payments		(73)	(72)
Treasury stock purchases		(2,056)	(2,824)
Common stock dividends		(5,115)	(4,870)
Proceeds from stock option exercises and other		118	271

CASH USED FOR FINANCING ACTIVITIES		(7,125)	(7,495)

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS		86	(101)

CASH AND EQUIVALENTS INCREASE (DECREASE)		(311)	(3,494)

Cash and equivalents at beginning of year		1,085	4,579

CASH AND EQUIVALENTS AT END OF YEAR		$774	$1,085

Supplemental cash flow disclosures
Cash provided by operations		$10,551	$9,447
Less: Capital expenditures		(3,365)	(2,775)

FREE CASH FLOW		$7,186	$6,672